UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2005

Kellogg Company

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification Number)

One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)

269-961-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events

On May 27, 2005 and pursuant to an Indenture dated as of March 15, 2001 between Kellogg Company (the “Company”) and BNY Midwest Trust Company (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of March 29, 2001 (collectively, the “Indenture”), the Company notified the Trustee that the Company had elected to redeem on July 1, 2005 (the “Redemption Date”) all the 6.00% Notes due April 1, 2006 (the “Notes”) issued under the Indenture (currently, $723.4 million in aggregate principal amount outstanding). All of the Notes outstanding on the Redemption Date are to be redeemed in whole for an amount equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Treasury Rate (as defined in the Notes), plus 25 basis points, as determined by the Reference Treasury Dealer (as defined in the Notes), plus accrued and unpaid interest thereon to the Redemption Date.

The Company does not expect that this redemption will have a material effect on its second quarter or full year 2005 earnings.

This Form 8-K contains forward-looking statements which use the word “expects”. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, including the information set forth under the caption “Future Outlook and Forward-Looking Statements”.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company (Registrant)
Date: June 2, 2005	By:	/s/ ALAN R. ANDREWS
		Name:	Alan R. Andrews
		Title:	Vice President and Controller